Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PGT Savings Plan of PGT, Inc. of our report dated March 16, 2007, with respect to the consolidated financial statements of PGT, Inc. included in its Annual Report (Form 10-K) for the year ended December 30, 2006, filed with the Securities and Exchange Commission.

                                         /s/ Ernst & Young LLP

Certified Public Accountants
Tampa, Florida
October 12, 2007